UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 28, 2006
HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2915 Waters Road,
Suite 108
Eagan, Minnesota	55121

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 through 3.01 and 3.03 through 9.01 are not applicable and therefore omitted
Item 3.02 Unregistered Sales of Equity Securities
SIGNATURE

Items 1.01 through 3.01 and 3.03 through 9.01 are not applicable and therefore omitted.
Item 3.02 Unregistered Sales of Equity Securities.
     Hypertension Diagnostics, Inc. (“HDI” or “we”) disclosed in prior filings that on February 9, 2004 (the “February Placement”), we completed private placements of common stock (“Common Stock”), Series A Convertible Preferred Stock (“Series A Preferred Stock”) and warrants which entitle the holders thereof to acquire shares of our Common Stock and Series A Preferred Stock.
     We also disclosed in prior filings that we extended the exercise date in consideration for the exercise of a minimum amount of warrants.
     During January and February 2006, certain warrant holders from our February Placement elected to exercise their warrants to receive the benefits of the extended exercise period and the warrant exercise prices for our Common Stock and Series A Preferred Stock. In connection with such exercise, we issued 607,611 shares of our Common Stock at an exercise price of $0.17 per share and 38,207 shares of Series A Preferred Stock at an exercise price of $2.04 per share to holders of Common Stock and Series A Preferred Stock warrants, for an aggregate consideration of $181,236. In connection with such issuance, no underwriters were utilized and no commissions were paid. HDI relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for such issuances.
     Mark N. Schwartz, our CEO, was among those who elected to exercise his warrants. His purchase accounted for $16,583 of our gross proceeds.
     The Common Stock and Series A Preferred Stock issued pursuant to these warrant exercises are subject to certain one-time registration rights.
     Gross proceeds from the warrant exercises will be used primarily for working capital purposes and to expand HDI’s sales and marketing efforts of its Cardiovascular Profiling Systems, HDI’s medical device that helps doctors save lives through early detection of cardiovascular disease. The CVProfilor measures the elasticity of small and large arteries, a key indicator of cardiovascular health. It provides valuable clinical information to enable physicians to provide individualized therapy to arrest the progression of cardiovascular disease. It is FDA approved and in use by physicians around the United States.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By	/s/ Mark N. Schwartz

Its Chairman of the Board
and Chief Executive Officer
Dated: March 3, 2006